Exhibit 99.1

Quantum Technologies to Acquire Schneider Power

Business Combination to create North American alternative energy company

IRVINE, CALIFORNIA and TORONTO, ONTARIO—(Marketwire - 11/25/09) - Quantum Fuel Systems Technologies Worldwide Inc. (NASDAQ:QTWW - News) (“Quantum” or the “Company”) and Schneider Power Inc. (TSX-V:SNE - News) (“Schneider Power”) today announced the signing of a definitive business combination agreement under which Quantum has agreed to acquire in a stock-for-stock exchange all of the outstanding common shares of Schneider Power.

The acquisition of Schneider Power will enhance Quantum’s strategic position as a fully integrated alternative energy company with technologies and capabilities to further the commercial use and adoption of alternative and renewable energies. The transaction will combine Schneider Power’s wind and solar power generation development portfolio with Quantum’s world-leading alternative fuel technologies and solar power technologies to create a fully integrated renewable energy company. The combined companies’ portfolio will encompass products that enable energy efficient utilization in hybrid and fuel cell vehicles to solar module manufacturing and clean electricity generation for North American consumers.

Quantum, through a wholly owned Canadian subsidiary, will acquire by way of Plan of Arrangement all the outstanding common shares of Schneider Power being approximately 71.0 million common shares, and Quantum will assume all of Schneider Power’s outstanding warrants. The purchase price payable by Quantum is 0.236 of a Quantum common share for each Schneider Power common share. As a result, upon closing of the transaction, Quantum will issue approximately 16.8 million common shares and reserve an additional 2.0 million common shares for issuance upon exercise of the assumed warrants.

Alan Niedzwiecki, President and CEO of Quantum, commented: “We believe this acquisition will further expand Quantum’s commitment to alternative energy and wind/solar farm development capability with expanded resources in terms of development and operation of renewable energy farms. We are excited about their shovel-ready power-generation projects in addition to their portfolio in excess of 1,000 MW of solar and wind electricity generation development projects located across two continents.”

Lewis Reford, CEO of Schneider Power, said: “We are bullish about the future of Schneider Power and we are even more excited about the possibilities this combination brings to our business. This merger allows our shareholders to rapidly transition from a successful niche in small renewable energy project development to a dynamic and exciting diversified alternative energy platform while allowing Quantum investors to participate in the significant wind and solar project pipeline of the two companies moving forward. Through this transaction we will gain access to Quantum’s broad investor base and strong project partner relationships in the United States marketplace. For these reasons, Schneider Power’s Board supports this transaction which creates a new aggressive, growth focused alternative energy company.”

Under the terms of the agreement announced today:

Schneider Power shareholders will receive 0.236 of a Quantum common share per Schneider Power common share;

•	On a pro forma basis, Quantum will be owned approximately 87% by current Quantum shareholders and 13% by current Schneider Power shareholders;

•	The transaction values Schneider Power common shares at CDN $0.30, or approximately CDN $21 million (USD$19.9 million);

•

Holders of at least 50% of Schneider Power common shares have agreed not to sell their Quantum common shares received at closing for a period of 6 months following the closing, except in certain permitted circumstances;

•	Quantum will provide Schneider Power with a loan for up to $1 million to support Schneider Power’s applications for power purchase agreements under Ontario’s feed-in-tariff program;

•	An individual nominated by Schneider Power will be appointed to fill a current vacancy on Quantum’s Board of Directors;

•

The transaction was unanimously approved by the Boards of both companies, and holders of over 50% of Schneider Power’s outstanding common shares have signed voting Support Agreements whereby they have agreed to vote in favor of the transaction; and

•	The transaction is to be completed by way of a court-approved plan of arrangement and will also require that a meeting of Schneider Power shareholders be held to approve the proposed plan.

Benefits to Quantum Shareholders

•	Creates a more vertically- and horizontally-integrated alternative energy company with a seasoned project development skill set for both wind and solar power generation projects;

•	Opens up the prospect of the in-house solar project development using Quantum’s high quality PV modules; and

•	Provides for participation in cash flows from Schneider Power’s producing assets and projects with development agreements.

Benefits to Schneider Power Shareholders

•	All-share transaction allows Schneider Power shareholders to continue to participate in the upside of a major wind and solar project pipeline;

•	Provides for significant synergies in developing new projects in international markets using Quantum’s solar modules;

•	Leverages Quantum’s highly experienced and well connected management team for project opportunities in the U.S. marketplace;

•	Provides for participation in Quantum’s exciting new product breakthroughs in advanced propulsion systems, energy storage technologies and alternative fuel vehicles; and

•	Provides for enhanced liquidity.

The transaction is subject to customary closing conditions including receipt of all necessary court, shareholder and regulatory approvals, including the approval of the TSX Venture Exchange and NASDAQ and approval by the holders of at least two-thirds of the common shares of Schneider Power. If all necessary approvals are obtained and the conditions contained in the agreement are satisfied, the transaction is expected to close in the second quarter of calendar 2010. The transaction is subject to termination if it does not close by June 30, 2010.

Advisors and Counsel

Quantum’s financial advisor is Thomas Weisel Partners LLC and Schneider Power’s financial advisor is Jacob Securities Inc. Heenan Blaikie LLP is Quantum’s Canadian legal counsel, Kerr, Russell and Weber, PLC is Quantum’s US legal counsel, and Troutman Sanders LLP is Quantum’s special US legal counsel. Osler Hoskin & Harcourt LLP and Macleod Dixon LLP are Schneider Power’s legal counsel.

Forward Looking Statements

Statements in this document regarding the proposed transaction between Quantum and Schneider, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for Quantum, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by the management of either Quantum or Schneider Power constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the failure to obtain court approval of the plan of arrangement; the inability to obtain, or meet conditions imposed for, applicable regulatory and tax requirements relating to the acquisition; the failure of either party to meet the closing conditions set forth in the plan of arrangement; the ability to retain key personnel both before and after the acquisition; each company’s ability to successfully execute its business strategies; competitive conditions in the industry; business cycles affecting the markets in which the companies conduct business; and economic conditions generally. Additional risk factors concerning Quantum’s and Schneider Power’s business may be found in their annual and quarterly reports Forward-looking statements are based on the beliefs, opinions, and expectations of Quantum’s and Schneider Power’s management at the time they are made, and Quantum and Schneider Power does not assume any obligation to update any forward-looking statements.

About Quantum Technologies:

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum’s portfolio of technologies includes advanced lithium-ion battery systems, electronic controls, hybrid electric drive systems, hydrogen storage and metering systems, and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum’s powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, alternative fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum’s customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

More information can be found about Quantum’s products and services at www.qtww.com.

About Schneider Power:

Schneider Power Inc. is one of Canada’s premier renewable energy companies, with a portfolio in excess of 1,000 MW of clean electricity generation development projects and advanced exploration projects located across two continents, and large land positions on the most promising and prospective wind and solar power areas in North America and the Caribbean.

More information can be found about Schneider Power at www.schneiderpower.com.

For additional information, please contact:

Quantum Technologies

Dale Rasmussen

Investor Relations

(206) 315-8242

Email: drasmussen@qtww.com

Schneider Power

Lewis Reford

Chief Executive Officer

(416) 847-3724 x235

Email: lreford@schneiderpower.com

2009 Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road, Irvine, CA 92614

Phone 949-399-4500 Fax 949-399-4600